                                                                    EXHIBIT 10.4

                     PROPERTY ACQUISITION SERVICE AGREEMENT

     THIS PROPERTY ACQUISITION SERVICE AGREEMENT (this "Agreement") is entered into as of the ____ day of __________, 2003, by and among Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Acquisitions"), Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "Company") and Inland Western Retail Real Estate Advisory Services, Inc., an Illinois corporation (the "Advisor").

     WHEREAS, the Company intends to commence on initial offering of its shares of common stock, par value $.001 per share, soon after a registration statement it will file with the Securities and Exchange Commission is declared effective; a prospectus will be included as part of that registration statement; such prospectus, while in draft form, the latest draft form thereof, and then in its final form, as it may be amended or supplemented from time to time, is hereinafter referred to as the "Prospectus"; and

     WHEREAS, the Company was incorporated on March 5, 2003 to acquire and manage a diversified portfolio of real estate primarily (i) improved for use as retail establishments, principally multi-tenant shopping centers, or (ii) improved with other commercial facilities which provide goods or services (collectively, the "Primary Criteria for Investment"); such real estate will be located mainly in the states west of the Mississippi River in the United States (the "Primary Geographical Area of Investment"); the Company may also acquire, among other properties, single-user retail properties located anywhere throughout the United States if they are leased on a triple-net lease basis by creditworthy tenants as described in the Prospectus; and

     WHEREAS, the Company may enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from a person and lease the property to such Person; and

     WHEREAS, the Advisor and the Company are parties to a certain advisory agreement (the "Advisory Agreement"), dated the date hereof; and

     WHEREAS, under the terms of the Advisory Agreement, the Advisor generally has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the directors of the Company (the "Directors"), manages or causes to be managed by another party the Company's properties and renders other services as the Directors deem appropriate; the Advisor is subject to the supervision of the Directors and has only such functions as are delegated to it by the Directors; and

     WHEREAS, the Company, the Advisor and Acquisitions are all affiliates; and

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

     1. INCORPORATION OF RECITALS. By this reference, the recitals set forth above are hereby incorporated into this Agreement to the same extent as if set forth fully herein.

     2. GENERAL SERVICES. During the term of this Agreement, Acquisitions shall continually present to the Company suitable opportunities to make investments in real properties consistent with the investment policies of the Company, the amount of funds the Company has available for investment, and the investment program adopted by the Directors and in effect at the time. Towards this end, Acquisitions shall (i) search for, (ii) identify, (iii) examine and evaluate the potential value, the financial condition, the business history, the demographics of the surrounding area, the proposed purchase price and the geographic and market diversification of, (iv) negotiate with proposed sellers for the purchase of, on behalf of the Company, and (v) in some cases, enter into contracts to purchase, real properties that meet the Company's Primary Criteria for Investment (a "Proposed Property").

     3. EVALUATION OF PROPOSED PROPERTIES. In evaluating a Proposed Property, Acquisitions shall consider a number of factors, including a Proposed
Property's: (i) geographic location and type; (ii) construction quality and condition; (iii) current and projected cash flow; (iv) potential for capital appreciation; (v) rent roll, including the potential for rent increases; (vi) potential for economic growth in the tax and regulatory environment of the community in which the Proposed Property is located; (vii) potential for expanding the physical layout of the Proposed Property and/or the number of sites; (viii) occupancy and demand by tenants for properties of a similar type in the same geographic vicinity; (ix) prospects for liquidity through sale, financing or refinancing of the Proposed Property; (x) competition from existing properties and the potential for the construction of new properties in the area; and (xi) treatment under applicable federal, state and local tax and other laws and regulations.

     4. ENVIRONMENTAL REPORTS. In evaluating any Proposed Property for purchase, Acquisitions shall require the seller to provide a current Phase I environmental report and, if necessary, a Phase II environmental report, with respect to such Proposed Property.

     5. APPRAISALS. All acquisitions of a Proposed Property to be made by the Company shall be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute prior to the purchase of such Proposed Property.

     6. PURCHASE OF PROPERTY. Acquisitions may purchase a Proposed Property in its own name, assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating acquisition or financing by the Company.

     7. PROCESS FOR RESOLVING CONFLICTING OPPORTUNITIES. To the extent possible, the resolution of conflicting investment opportunities between the Company and other investment entities advised or managed by the Advisor and its affiliates shall be resolved by giving priority to the Company, provided that the Proposed Property meets the acquisition criteria of the Company. The Company shall have the first opportunity to purchase such Proposed Property placed under contract by Acquisitions, the Advisor or its affiliates, provided the Company is able to close the purchase of the Proposed Property within 60 days.

     Other factors which may be considered in connection with evaluating the suitability of the Proposed Property for investment include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment; (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition. The Independent Directors of the Company, must, by a majority vote, approve all actions by the Advisor or its affiliates which present potential conflicts with the Company as set forth above.

     8. BOARD APPROVAL. Any transfer of a Proposed Property from Acquisitions to the Company must be approved by a majority of the Directors, in each case including a majority of the Company's Independent Directors.

     9. PURCHASE PRICE. The Purchase Price of any Proposed Property acquired by the Company from Acquisitions: (i) may not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the Appraisal Institute; and (ii) must be approved by a majority of the Directors of the Company (including a majority of the Independent Directors) not interested in the transaction as being fair and reasonable to the Company and generally at a price to the Company no greater than the cost of the Proposed Property to Acquisitions (including the Contract Price for the Property, as hereinafter defined, and the Acquisition Expenses, as hereinafter defined); provided that if the price to the Company is in excess of such cost, substantial justification for such excess must exist and such excess must be reasonable. In no event may the cost of the Proposed Property to the Company exceed its appraised value as of the date of the Company's acquisition thereof.

     10. NO PARTNERSHIP OR JOINT VENTURE. The parties to this Agreement are not, and shall not be deemed to be, partners or joint venturers with each other.

     11. RECORDS. Acquisitions shall maintain appropriate books of account and records relating to services performed hereunder, which shall be accessible for inspection by the Company at any time during ordinary business hours.

     12. REIT QUALIFICATIONS. Notwithstanding any other provision of this Agreement to the contrary, Acquisitions shall refrain from any action which, in its reasonable judgment or in the judgment of the Directors, would adversely affect the qualification of the Company as a REIT under the Internal Revenue Code of 1986, as amended, or which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or its securities, or which would otherwise not be permitted by the articles of incorporation of the Company. If any such action is ordered by the Directors, Acquisitions shall promptly notify the Directors of Acquisition's judgment that such action would adversely affect such status or violate any such law, rule or regulation or such articles of incorporation and shall refrain from taking such action pending further clarification or instruction from the Directors.

     13. BANK ACCOUNTS. At the direction of the Directors, Acquisitions may establish and maintain bank accounts in the name of the Company, and may collect and deposit into and disburse from such accounts moneys on behalf of the Company, upon such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of Acquisitions. Acquisitions shall from time to time, as the Company may require, render appropriate accountings of such collections, deposits and disbursements to the Directors and to the auditors of the Company.

     14. FIDELITY BOND. Acquisitions shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

     15. INFORMATION FURNISHED ACQUISITIONS. The Directors will keep Acquisitions informed in writing concerning the investment and financing policies of the Company, and the amount of funds it has available for investment. The Directors shall notify Acquisitions promptly in writing of its intention to make any investments or to sell or dispose of any existing investments. The Company shall furnish Acquisitions with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs as Acquisitions may reasonably request.

     16. COMPENSATION. Acquisitions shall be paid for services rendered by Acquisitions under this Agreement as follows:

          (a) the Company shall reimburse Acquisitions in full for all Acquisition Expenses (as defined below) incurred by Acquisitions on behalf of the Company in connection with its performance of its duties under this Agreement; PROVIDED, HOWEVER, the total of all Acquisition Expenses paid by the Company in connection with the purchase of a Proposed Property by the Company may not exceed an amount equal to [3%] of the Contract Price for the Property (as defined below);

          (b) "Acquisition Expenses" means expenses related to the selection, evaluation and acquisition of, and investment in, properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature, however designated, and personnel and miscellaneous expenses related to the selection and acquisition of properties; and

          (c) "Contract Price for the Property" means the amount actually paid or allocated to the purchase of a Proposed Property exclusive of Acquisition Expenses.

     17. BUSINESS COMBINATION OF EITHER COMPANY AND ITS ADVISOR. From and after May ___, 2008, the Company shall have the right, but not the obligation, to acquire the entire business, affairs, operations and assets of the Advisor (collectively, the "Advisory's Business") in whatever form agreed upon between the Company and the Advisor (a "Business Combination"), as set forth in writing between them ("Merger Agreement"). If the Company desires to acquire the Advisor's Business in a Business Combination, the Company shall send a written notice to the Advisor to that effect ("Election Notice"). Any agreement with respect to a Business Combination shall contain provisions providing for: (i) the termination of this Agreement and all Advisory Agreements entered into pursuant hereto and the release or waiver of all fees payable by the Company to the Advisor under the Advisory Agreements (except for the payment of fees due and payable under the Advisory Agreements for services rendered by the Advisor up to and until the consummation of the Business Combination); and (ii) the issuance of a certain number of shares of common stock of the Company as determined below (the "Shares") to be issued to the Advisor, or its stockholders, members or other equity holders, as the case may be, in connection with the Business Combination. The Advisor represents to the Company that the Advisor has obtained the consent of its board of directors and its shareholders to a Business Combination with the Company and that Advisor will obtain similar consents from any future shareholders, members or other equity holders of the Advisor.

     The number of Shares to be issued by the Company to the Advisor or its shareholders, members or other equity holders as the case may be, shall be determined as follows: The net income of the Advisor for the calendar month immediately preceding the month in which the Merger Agreement is executed, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized (the "Annual Net Income"). The Annual Net Income shall then be multiplied by ninety percent (90%) and then divided by the "Funds from Operations per Weighted Average Share" of the Company. "Funds from Operations per Weighted Average Share" shall be equal to the annualized Funds from Operations, on the basis of four (4)[nb]times the Funds from Operations for the fiscal quarter immediately preceding the month in which the Merger Agreement is executed, per weighted average Share of the Company for such quarter as stated in the quarterly report on Form 10-Q of the Company given to its shareholders for such quarter. The resulting quotient shall constitute the number of Shares to be issued by the Company to the Advisor or its shareholders, members or other equity holders as the case may be, with delivery thereof and the closing of the Business Combination to occur within ninety (90) days after the date the Election Notice is given to Advisor. Any such transaction will occur, if at all, only if the Board of Directors of the Company obtains a fairness opinion from an investment banking or valuation firm to the effect that the consideration to be paid for the Business Combination is fair, from a financial point of view, to the Company.

     18. EXPENSES OF THE COMPANY. The Company shall pay all of its own expenses and shall reimburse Acquisitions for its expenses as provided in Section 16 hereof.

     19. OTHER ACTIVITIES OF ACQUISITIONS. Nothing herein contained shall prevent Acquisitions from engaging in any other business or activity including the rendering of services with respect to real estate investment opportunities to any other person or entity. Directors, officers, employees and agents of Acquisitions may serve as directors, trustees, officers, employees or agents of the Company, but shall receive no compensation (other than reimbursement for expenses) from the Company for such service.

     20. TERM; TERMINATION OF AGREEMENT. This Agreement shall have an initial term of one year and, thereafter, will continue in force for successive one-year renewals with the mutual consent of the parties including an affirmative vote of a majority of the Independent Directors of the Company. Each extension shall be executed in writing by each party hereto before the expiration of the term of this Agreement or of any extension thereof.

     Notwithstanding any other provision of this Agreement to the contrary, the parties, by mutual consent, may terminate this Agreement, or any extension hereof, upon 60 days written notice without cause or penalty. In the event of the termination of this Agreement, Acquisitions will cooperate with the other parties, and take all reasonable steps requested to assist such parties in making an orderly transition of the acquisition function.

     If this Agreement is terminated pursuant to this Section, such termination shall be without any further liability or obligation of any of the terminating parties to each other.

     If this Agreement is terminated because of a business combination as described in Section 17, all obligations of Acquisitions to offer Proposed Properties to the Company shall also terminate.

     21. ASSIGNMENTS. No Party may assign this Agreement without the written consent of each other party hereto; except in the case of assignment by a party to a corporation, trust or other organization which is a successor to such party. Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

     22. DEFAULT, BANKRUPTCY, etc. At the option solely of the Company, this Agreement shall be terminated immediately upon written notice of termination from the Board of Directors of the Company to Acquisitions if any of the following events occurs:

          (a) Acquisitions violates any provisions of this Agreement and after notice of such violation shall not cure such default within 30 days; or

          (b) A court of competent jurisdiction enters a decree or order for relief in respect of Acquisitions in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Acquisitions or for any substantial part of its property or orders the winding up or liquidation of Acquisition's affairs; or

          (c) Acquisitions commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Acquisitions or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

          (d) Acquisitions agrees that if any of the events specified in subsections(b) and (c) of this Section 22 occur, it will give written notice thereof to the Company within seven days after the occurrence of such event.

     23. ACTION UPON TERMINATION. Acquisitions shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder, but shall be paid all compensation accruing to the date of termination. Subject to the provisions of Section 17, Acquisitions shall forthwith upon a termination:

          (a) Pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement;

          (b) Deliver to the Board of Directors of the Company a full accounting, including a statement showing all payments collected by it and a statement of all money held by it;

          (c) Deliver to the Board of Directors of the Company all property and documents of the Company then in the custody of Acquisitions; and

          (d) Cooperate with the Company and take all reasonable steps requested by the Company to assist its Board of Directors in making an orderly transition of the acquisition function.

     24. AMENDMENTS. This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by each party hereto, or their respective successors or assigns, or otherwise provided herein.

     25. SUCCESSORS AND ASSIGNS. This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

     26. GOVERNING LAW. The provisions of this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Illinois as at the time in effect.

     27. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given and shall be given by being delivered at the following addresses of the parties hereto:

     Inland Real Estate Acquisitions, Inc.; and
     Inland Western Retail Real Estate Advisory Services, Inc.
     2901 Butterfield Road
     Oak Brook, Illinois 60523
     Attention:  President

     Inland Western Retail Real Estate Trust, Inc.
     2901 Butterfield Road
     Oak Brook, Illinois  60523
     Attention: Ms. Roberta S. Matlin, Vice President - Administration

     with a copy to:

     Duane Morris LLC
     227 West Monroe Street, Suite 3400
     Chicago, Illinois 60606
     Attention: David Kaufman

Any party may at any time give notice in writing to the other parties of a change of its address for the purpose of this Section 27.

     28. CONFLICTS OF INTEREST AND FIDUCIARY DUTIES TO THE COMPANY AND TO ITS STOCKHOLDERS. The parties hereto recognize that their relationship is subject to various conflicts of interest as set forth in the Prospectus. Acquisitions, on behalf of itself and its affiliates, acknowledges that Acquisitions and its affiliates have fiduciary duties to the Company and to its Stockholders. Acquisitions, on behalf of itself and its affiliates, represents and agrees (i) that Acquisitions and its affiliates will endeavor to balance the interests of the Company with the interests of Acquisitions and its affiliates in making any determination where a conflict of interest exists between the Company and Acquisitions or its affiliates; and (ii) that the actions and decisions of Acquisitions and its affiliates under this Agreement (including but not limited to actions and decisions in connection with the purchase of Proposed Properties for the Company) will be made in the manner most favorable to the Company and to its Stockholders, so as not to breach their respective fiduciary duties to the Company and to its Stockholders.

     29. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                            INLAND REAL ESTATE
                                            ACQUISITIONS, INC.


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            INLAND WESTERN REAL ESTATE
                                            TRUST, INC.


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            INLAND WESTERN RETAIL REAL ESTATE
                                            ADVISORY SERVICES, INC.


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------